U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Southwest Charters, Inc.


             (Exact name of registrant as specified in its charter)



California                          4400                             33-0991052
------                              ----                             ----------
(State or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of          Classification Code Number)        Identification No.)
incorporation or
organization)


                 3862 Riviera Drive, #401, San Diego, California
               92109 (Address of registrant's principal executive
                               offices) (Zip Code)

                                  858-273-4701
              (Registrant's Telephone Number, Including Area Code)


                                Kennan E. Kaeder
                         110 West "C" Street, Suite 1904
                               San Diego, Ca 92101
                             Telephone 619-232-6545
                             Facsimile 619-236-8182

            (Name, Address and Telephone Number of Agent for Service)

                    Approximate  date of proposed sale to the public: From time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE



-------------------- ----------------- ----------------- ----------------- -----
   Title of each   Amount to be     Proposed          Proposed    Amount of
     class of ..   registered       maximum           maximum     registration
 securities to be  offering price   aggregate                     fee
    registered     per share        offering price
----------------   --------------   ---------------   ---------   --------------
----------------   --------------   ---------------   ---------   -------------
 Common stock, no       6,220,000   $          0.10   $ 622,000   $  155.50
     par value



(1) Represents shares offered by selling shareholders. The offering price of $0.10 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Southwest Charters, Inc., a California corporation

6,220,000 Shares of Common Stock


This prospectus relates to 6,220,000 shares of our common stock by selling shareholders whoare offering for sale 6,220,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares.. The selling shareholders will sell their own shares. If all of the shares offered are purchased, the proceeds will be $622,000 but none of the proceeds will be received by us. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement unless the we determine to extend the offering for one additional term of six months.




--------------------- ------------------- -------------------- ----------------

Title of securities    Number of offered    Offering price        Proceeds to
   to be offered            shares             per share          Selling
                                                                  Shareholders

--------------------- ------------------- -------------------- ----------------

  Common Stock(1)         6,200,000              $0.10            $622,000(1)

--------------------- ------------------- -------------------- ----------------




(1) The selling security holders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

See "Risk Factors" beginning on Page 5 for factors to be considered before purchasing shares of our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.


The date of this prospectus
is_____________ , 2003.
Subject to
completion.

                                TABLE OF CONTENTS


Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................8
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holders.....................................................10
Plan of Distribution.........................................................10
Legal Proceedings............................................................11
Directors, Executive Officers, Promoters and Control Persons.................11
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Securities....................................................14
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities..............................................................15
Organization Within Last Five Years..........................................15
Description of Business......................................................16
Management' Discussion and Analysis of Financial Condition and Results
of Operations................................................................20
Description of Property......................................................22
Certain Relationships and Related Transactions...............................23
Market for Common Equity and Related Stockholder Matters.....................22
Executive Compensation ......................................................24
Financial Statements.........................................................25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................42
Legal Matters................................................................42
Experts......................................................................42
Additional Information.......................................................42
Indemnification of Directors and Officers....................................42
Other Expenses of Issuance and Distribution..................................43
Recent Sales of Unregistered Securities......................................43
Exhibits.....................................................................44
Undertakings.................................................................44
Signatures...................................................................45

Outside Back Cover Page

Dealer Prospectus Delivery Obligation


Until _______,2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------


Our Business:                         Our principal business address is 3862
                                      Riviera Drive, Suite 401, San
                                      Diego, California 92109. Our telephone
                                      number is 858-273-4701.


                                      We provide a broad range of yacht
                                      services, including:


                                              -yacht rental and charter; -yacht
                                              ownership services, such as the
                                              provision of captain, crew,
                                              supplies, maintenance, delivery as
                                              well as complete contracted care
                                              of yachts.


Our state of organization:            We were incorporated in California on
                                      May 16, 2001.


Summary financial information:        The summary financial information set
                                      forth below is derived from the more
                                      detailed financial statements appearing
                                      elsewhere in this Prospectus .
                                      We have prepared our financial statements contained in this Prospectus in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Prospectus.

     Income Statement                        Period from
                                      May 16, 2001 to September 30, 2002

Revenue                               $              0
Net Income (Los                                 (23,487)
Net Income (Loss) Per Share                     (0.00337)

     Balance Sheet                    September30, 2002

Total Assets                          $          210,322
Total Liabilities                                113,259
Shareholders' Equity (Deficit)                   210,322

Number of shares being offered: The selling shareholders intend to sell up 6,220,000 shares being registered pursuant to this Prospectus.


Number of shares outstanding          26,622,000 shares of our

                                common stock are

after the offering:                   currently issued and outstanding. After

                                      the offering, 26,220,000
                                      shares of our
                                      common stock will be issued and
                                      outstanding.


Estimated use of proceeds:            We will not receive any proceeds from this
                                      Offering.

                                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.


We have very limited operating history. We have only a limited operating history upon which an evaluation of our prospects can be made. It will be difficult to evaluate our business because we only recently commenced business operations on February 1, 2003. . Our lack of operating history makes an evaluation of our business and prospects very difficult.. We cannot be certain that our business will be successful or that we will generate significant revenues.

Management is not experienced in the boating industry. Management has no experience with yacht chartering and will not work full time. Our sole employee, officer and director has no experience with yacht chartering. This could detrimentally impact the ability of Southwest to implement its business plan. In addition, he will work at most approximately 20 hours per week until we have enough results of operations to hire him full time.

 We have incurred significant losses. We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. We have generated losses since inception. As of September 30, 2002, the date of our most recent audited financial statement, our losses since inception were approximately $23,487. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


We currently have only one yacht at our disposal. We will initially depend exclusively upon this yacht for the charter services that we provide.

Part of our business depends upon the services of independent contractors. We intend to offer both "bare boat" charters in which our customer(s) sails their chartered yacht themselves, and crewed charters. For crewed charters, Southwest intends to place exclusive reliance on independent contractors. Our current officer and sole employee is not licensed to operate sailing charters and therefore will not be able to crew any charter contracted by us. Consequently, to the extent captains or crews are required for our charters, we will have to rely on independent contractors for this purpose. We have not yet negotiated any contracts with any such independent contractors. These contractors will not be not employed or otherwise controlled by us and will be generally free to conduct their business at their own discretion. Although these contractors will enter into contracts with us, such contracts typically can be terminated upon 30 days notice. The loss of the services of these independent contractors could have a material adverse effect on our business, financial condition and results of operations.


..
                                                       5

We have not conducted significant advertising. We have not yet engaged in any significant marketing of our products and services. Our marketing activities are significantly limited and, to pay for more sophisticated marketing activities, we may need to raise funds in another offering. Our inability to successfully grow our business and to market our products and services could seriously impact the value of an investment in Southwest. If we fail to achieve sufficient revenue to sustain our operations, investors may lose their entire cash investment.

Our independent auditor has issued a going concern opinion. Because of our lack of funds and past losses, our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. Our auditors have issued a going concern opinion as of the date of our most recent audit, May 30, 2002. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. That is because as of May 30, 2002 we had not generated any revenues and no revenues were anticipated. Accordingly, in order to stay in business we must raise cash either from the sale of services or from other sources. Our only other source for cash at this time is investments by others in our company. From July 22, 2002 to August 22, 2002, we raised $124,500 from the sale of stock to our selling stockholders. If these funds, together with our product sales are not sufficient to support the company's operations during the next 12 months, then we may have to raise cash through loans or equity financing in order to implement our business plan. If we are unable to raise additional capital then you may lose your entire investment.


We face intense competition in the recreational boating industryWe operate in a highly competitive environment. In addition to facing competition generally from non-boating recreation businesses seeking to attract discretionary spending dollars, the recreational boat and yacht charter industry is highly fragmented, resulting in intense competition for customers and suitable retail locations, particularly on or near waterways. Competition increases during periods of stagnant economic growth, such as currently exists. We compete primarily with single-location boat dealers and, with respect to sales of marine parts, accessories, services and equipment, with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants. Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. Our ability to compete effectively will be hindered unless we raise sufficient funds in this offering.

We may need additional capital. To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate expending significant amounts on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. We may not be able to further implement our business strategy unless sufficient funds are raised as a result of business operations or subsequent public or private offerings, which could prevent us from conducting marketing activities and becoming profitable. We do not currently have any specific plans to conduct an additional public or private offering. We have recently completed our initial capitalization with a private offering that resulted in $124,500 in proceeds to Southwest. In order to develop our business and fund proposed marketing activities, we believe that the proceeds from this offering will be sufficient to conduct our operations for the next 12 months although there can be no assurance that this is in fact true.

There is no public market for our shares. We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.


Forward Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We are registering 6,220,000 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholder's shares.

Determination of Offering Price

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

Dilution

We are registering 6,220,000 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholder's shares. Consequently, the sale by the selling stockholders of their shares will not result in any dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Selling Security Holders


This prospectus relates to the offer and sale of 6,220,000 shares of our common stock by the selling stockholders identified below. None of the selling stockholders are or have been affiliates of ours and none of the selling stockholders are broker-dealers or affiliates of broker dealers. The selling stockholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders. The selling shareholders are friends and business acquaintances of our control shareholders, Jon Lindquist, Koanne Cramer and Kennan Kaeder.

Name                    Shares          Shares          Shares          Material
                        Owned           Offered         Owned After     Realtionship
                                                        Offering        With Issuer
--------------------- ---------------- ---------------- ---------------- -----------------
Alexander, Michael             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Berger, Ivy J.                200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Berger, Michael J.            200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Braginsky, Mark                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Carlton, Angela                20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Carlton, John                  20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Cates, Angela                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Clary, Glenn                  200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Collins, Sheila               200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Cramer, R W.                   10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Cramer, Scott                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Curtis, James B.               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Curtis, Linda B.               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dargan, Randall J.             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Della Bruna, Arthur            10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Della Bruna, Randy             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Della Bruna, Ruth              10,000           10,000         0         None
Della
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Della Bruna,                   10,000           10,000         0         None
Veronique
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dils, Brent P                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dobosz, Judy                   10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Domeier, Raymond               20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dubosz, Judy                   10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dyson, Charles M.              20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Dyson, Crystal                 20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Edlund, Cynthia Jo            200,000          200,000         0         None
Ann
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Edlund, Leonard C             200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Felan-Dils, Olga               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Feliciano-Galvez,              10,000           10,000         0         None
Nina A.
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Galardy, Kelly                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Galardy, Joseph E              10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Galardy, Marian                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Galino, Angelo                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Giblin, Dezaree                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Golubova, Fanya                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Gulino, Vincent A.             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hart, Chris                   150,000          150,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hirn, Aeran                    10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hirn, David G.                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hobbs, Layne B.                20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hobbs, Sandy                   20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hopkins, Timothy              200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Houlihan, Michael              10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Hutchinson, Patrick            10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Itkin, Alexander               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
James,  Marva E.              200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Jensen, Larry                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Jensen, Lee                    10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Kurbanov, Alexander            10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Kurbanov, Anna                  25000            25000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Kurbanov, Arkady                25000            25000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Kurbanov, Tanya                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Lawrence, Christina            10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Le Cater, Thomas               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
M & M Investments             400,000          400,000         0         None
(Michael Senko)
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Major, Rex                    200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Major, Roger                  200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Major, Ryan                    20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Mc Afee, Alex                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Melton, Dave                   10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Munroe, Lance                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Navarro, Angie                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Oberkirch, Matthew             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
 Osborn, Virgina              200,000          200,000         0         None
(Ginger)
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Paine, Bart E.                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Paine, Patricia M.             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Paulson, Amy                  200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Paulson, Dean R.              200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Pitts, Lee W.                  10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Pitts, Nance H.                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Prophet- Sowell,              200,000          200,000         0         None
Jretta L.
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Prophet- Sowell,              200,000          200,000         0         None
Jretta L.
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Prophet, Bob                   20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Prophet, Sharon                20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Redding, Dale and             200,000          200,000         0         None
Valerie
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Reichman, Alexander            20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Riddick, Brandalyn             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Riddick, Charles L.           200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Rymer, Carol                   20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Rymer, Larry                   20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Senko, Frank Jr. or           400,000          400,000         0         None
Lenore
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Senko, Gina                   200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Senko, Michael                200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shaffer, David                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shaffer, Don V                 10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shaffer, Justine               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shannon, Kelley A.             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shannon, Lorene                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shannon, Pamela                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Shannon, Tim                   10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Smith IV, Granger             200,000          200,000         0         None
W.
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Sowell, Roger E.              200,000          200,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Stuart, Julie                  50,000           50,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Taparauskas, Irene             10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Taparauskas, Paul              10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tassin, Charles A.             20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tezak, Joan                    20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tezak, Sage                    10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tezak, William                 20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Thigpen, Bradley               20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tsoyrev, Galina S              20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tsoyrev, Viktor                20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Tsoyrev, Vitaly                20,000           20,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Vilsak, Timothy                10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Yakushina, Elena               10,000           10,000         0         None
--------------------- ---------------- ---------------- ---------------- -----------------
--------------------- ---------------- ---------------- ---------------- -----------------
Total                       6,220,000        6,220,000         0
--------------------- ---------------- ---------------- ---------------- -----------------




(1) Assuming all of the shares are sold in this offering.

Plan of Distribution

This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in transactions between selling shareholders and purchasers, or otherwise. The selling stockholders will not use the Internet for the sale of their shares.

Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $32,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the directors and executive officers of our company, their ages, term served and all offices and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.


NAME OF DIRECTOR      AGE         TERM SERVED    POSITIONS WITH COMPANY
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------
--------------------------------------------------------------------------
Kennan E. Kaeder       48        Since May 1,         President,
                                     2002         Secretary-Treasurer &
                                                        Director
--------------------------------------------------------------------------



     Mr. Kaeder will serve as management of our company. He will initially devote approximately 20 hours per week of his time to Southwest until results of operations are sufficient to hire full time employees on an annual salary. The amount of that annual salary has not yet been determined and will depend upon the amount of sales the company is able to achieve. A brief description of his background and business experience is as follows:

Mr. Kaeder, age 48, has been an attorney licensed to practice law in the state of California since 1982. He maintains a private law practice in San Diego, California. He has extensive experience in advising new and developing companies in all aspects of the law relating to formation, capital raising and operating issues. Mr. Kaeder also has extensive sailing experience and has logged hundreds of hours sailing in the Pacific Ocean off the coast of California.

Executive Compensation

Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended May 30, 2002 by Kennan E. Kaeder, our sole executive officer.

Summary Compensation Table Long-Term Compensation Awards



------------------------------------------------------------------------
                          COMPENSATION-2001
------------------------------------------------------------------------
------------------------------------------------------------------------
NAME AND PRINCIPAL     SALARY         ($)BONUS      ($)NUMBER OF SHARES
POSITION                                            UNDERLYING OPTIONS
                                                            (#)
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------
------------------------------------------------------------------------
Kennan E. Kaeder        None            None               None
President.........
------------------------------------------------------------------------
------------------------------------------------------------------------



We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:


Shareholder          Number of Shares           Percentage Owned
                    Beneficially Owned
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------
------------------------------------------------------------------------

Kennan E  Kaeder         6,666,667                   25%
3862 Riviera Drive
#401
San Diego, Ca 92109

------------------------------------------------------------------------
------------------------------------------------------------------------

Jon Lindquist            6,666,666                   25%
2540 Banbury Drive
Anchorage, AK 99504

------------------------------------------------------------------------
------------------------------------------------------------------------

Konane Cramer            6,666,666                   25%
1698 Happy Valley Road
Santa Rosa, Ca 95409

------------------------------------------------------------------------
------------------------------------------------------------------------

Selling                  6,670,000            25%%
   stockholders

------------------------------------------------------------------------
------------------------------------------------------------------------

All officers and         6,666,667                   25.%

   directors as a
   group
------------------------------------------------------------------------



Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

Southwest is presently authorized to issue 100,000,000 shares of no par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock.

Southwest is also presently authorized to issue 10,000,000 shares of no par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the California Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the California Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under California corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

We intend to use The Nevada Agency And Trust Company, Bank of America Plaza, 50

West Liberty Street, Suite 880, Reno, Nevada, as our transfer agent and registrar for the common stock upon completion of the offering.

Interest of Named Experts and Counsel

None. Further, no expert or our counsel was hired on a contingent basis.

     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years


Transactions with Promoters. The promoters of Southwest are Jon Lindquist, Konane Cramer and Kennan Kaeder. In connection with the organization of Southwest, and prior to any stock splits, Kennan Kaeder, the founding shareholder of our company, loaned $500 cash to the company in exchange for which he was issued 5,000,000 shares of common stock on May 1, 2001. Prior to any other offering we conducted a four for one forward split of its common stock such that the 5,000,000 outstanding shares became 20,000,000 outstanding shares. On July 1, 2002, Mr. Kaeder sold 6,666,666 of these shares to Jon Lindquist in exchange for $1,666.66. Also on July 1, 2001, he sold 6,666,666 of these shares to Konane Cramer in exchange for $1,666.66. Mr. Kaeder is also counsel to the company and has been paid $15,000 for the preparation of this offering. It is anticipated that Mr. Kaeder will continue to act as counsel to the company after this offering is sold. Mr. Lindquist and Mr. Cramer are not being compensated with either cash or stock. Instead, they have provided promotional efforts as a means of increasing the value of the stock they purchased on July 1, 2002. Their promotional efforts have consisted of formulating a business plan, locating and negotiating a contract for the purchase of a yacht and finding investors for our private offering.

SHARES ELIGIBLE FOR FUTURE SALE


Upon completion of this offering, we will have 26,670,000 shares of common stock outstanding. Of these shares, the 6,670,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

The remaining 20,000,000 shares of common stock held by the remaining stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. All of these shares will become eligible for sale by approximately July 1, 2003 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.


In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

Penny Stock Regulation


Our shares are subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Management's Discussion and Analysis Or Plan of Operations


We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We are engaged in the business of offering charter yachts for recreational purposes. As of the date of this prospectus we have not yet acquired a yacht and we have not yet commenced meaningful business operations. We commenced business operations as a yacht chartering company on May 15, 2002. We commenced revenue producing operations on February 1, 2003.

Prior to May 15, 2002 the company had no business operations. To date, we have completed the development of our proposed web site and commenced material revenue producing operations as of February 1, 2003.. Our activities to date have consisted of developing a business plan, development of our web site, conducting a private offering of our securities,preparing this offering, acquiring a yacht and commencing chartering of that yacht.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of the date of our most recent audit, we had not generated any revenues and no revenues were anticipated until we began selling our services. If revenues from operations our not sufficient to support our business, our only other source for cash at this time is investments by others in our company. In that event we would be required raise cash to implement our business plan and stay in business if our sales are not sufficient to support the company's operations.

We have financed our activities to date through the sale of securities. At inception, prior to any stock splits, our founding shareholder loaned the company $500 and provided consultation for our initial start up in exchange for 5,000,000 shares of common stock. From July 22, 200 through August 22, 2002, we conducted a private placement sale of common stock for gross proceeds of $124,500. As of September 30, 2002, the date of our most recent financial statement, , we had incurred operating losses of $29,837 since inception.


Limited Operating History; Need for Additional Capital


There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have just begun to generate revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in production and possible cost overruns due to price and cost increases in our products.


To become profitable and competitive, we must establish a market presence through our web site and through direct marketing of our products.

Results of Operations

From Inception on May 15, 2001

We just recently developed our business plan. We commenced meaningful business operations on February 1, 2003 . As of September 30 30, 2002, the date of our most recent financial statements,, we had incurred operating losses of $29,837 since inception.


Plan of Operations

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable.


First, we must charter our yacht consistently so that revnues exceed expenses and we must conduct marketing activities to promote our services and obtain additional customers to increase our customer base. We intend to market our business primarily through referrals and our website. Future marketing will include articles and advertisements in industry publications, such as: Sailing, Sail and Ocean Navigator along with local dockside publications. Within six months of commencing this program we intend have developed an initial customer base. We entered into a Lease Buy Sell Agreement on August 19, 2002 for the acquisition of our first yacht. This agreement provides that we will lease the yacht from the vendor in exchange for making the downpayment on the yacht, as well as making the monthly installment payments. In addition, our sole director transferred 1,666, 667 shares of his stock to the vendor. Under the terms of the agreement, we are responsible for total payments on the yacht of $40,727 cash down-payment, which has been paid, in addition to monthly installments of $632 on the remaining $68,245 owing for the yacht. In addition, our auditors have valued the 1,666,667 shares of stock transferred to the vendors at $33,333 in the aggregate or $0.02 per share.

Second, we must develop relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. These relationships will be developed as a result of our chartering activities and solicitations by management, We believe that these parties will help supply some of our services and they may become sources of referrals. Within six to twelve months, we intend to have developed relationships with several of those parties who provide some of the services that we offer as well as be sources of referrals. We do not anticipate any substantial costs in association with this phase of operations beyond the cost of operating the yacht including monthly slip fees of $340, monthly note payments of $632 and maintenance as required.

Third, we must continue to develop our website so that it will function as a means for clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database of persons who visit our website or reserve charters on our website and capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we intend to have developed our website to provide those services. Our website is currently on line at www.sailsocal.com and was developed by management. Further developments will also be made by management.

We anticipate that we will use the funds raised in our private offering and revenues generated by the operation of our first yacht, for marketing activities and for working capital. It is currently anticipated by management that our operations should be sufficient to fund additional marketing. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.


We have raised $124,500 from our private offering. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital.

We are not currently conducting any research and development activities, other than negotaiting for the acquisition of a yacht, the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Liquidity and Capital Resources


As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, and prior to any stock splits, our founding shareholder has loaned the company $500 in cash in exchange for 5,000,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of September 30, 2002 we had sustained operating losses of $29,837 since inception. From July 15, 2002 until August 22, 2002 we conducted a private offering of our securities wherein we raised $124,500 in exchange for 6,670,000 shares of common stock.

We commenced business operations as a yacht chartering company on May 15, 2002. Immediately prior to that date, we had issued 5,000,000 shares to the founder. Those shares subsequently voted a 4 for 1 forward stock split resulting in 20,000,000 shares outstanding.. Prior to May 15, 2002 the company had no business operations. The founding shareholder then sold 6,666,666 shares to Jon Lindquist in exchange for $1,250 in a stock subscription receivable 6,666,666 to Konane Cramer in exchange for $1,250 in a stock subscription receivable. We issued 6,670,000 shares of common stock in connection with our private placement of common stock in July and August of 2002 for an aggregate 26,669,999 shares outstanding. We commenced business operations of yacht chartering on February 1, 2003.


The money raised in our private offering is being utilized to fund the acquisition of a yacht in addition to the creation of our web site, initiating marketing and to pay the expenses of this offering. We believe that we have sufficient working capital to conduct our operations for the next twelve months.

Description of Business

Our Background. We were incorporated in California on May 15, 2001.


We intend to provide a broad range of yacht services, initially in Southern California and then throughout the west coast of the United States. Initially our services will be limited to "bare boat" chartering or private charters without a crew to qualified individuals. As results of operations allow, our services will be expanded to include additional yacht services, such as the provision of captain, crew, supplies, maintenance, delivery as well as full-scale contracted care of yachts. The provision of captain and crew will require retaining third parties as independent contractors for this service. We have not yet entered into any arrangement for the provision of these services.

We have acquired our first yacht, a 2001 model 34 foot sailing sloop built by Hunter Marine named "U-Baby." Chartering of this will range from day charters to full week charters. We will initially offer "bare boat" or private yacht charters without a crew to qualified individuals with proper certification from the American Sailing Association in San Diego, from a few hours up to one week in duration as well as corporate charters, which are typically 3 to 5 hours and short range. Our officer will not act as captain or crew for our charter services. Instead, for crewed charters we intend to use third party independent contractors for this service to the extent it may be required.

In the future, we intend to enter into contracts or arrangements with other yacht charter companies that can provide that we may use their yachts for our charter services. We intend that those arrangements will permit us to rent those companies' yachts for fixed daily and hourly rental fees ranging from $300 per hour to $3000 per day depending on the size of the yacht. We cannot guaranty that those yachts will be available in the event that we need to rent those yachts to provide our services. As of the date of this prospectus we have not yet entered into any such agreements.

We also intend to generate revenues from yacht management services and a charter ownership program. We have not yet commenced either of these activities. Yacht management services will include managing the yacht for the owners including routine maintenance, repairs and electronics installation. Regular maintenance will include services such as exterior and interior cleaning, bottom cleaning, waxing and zinc replacement. It has not yet been determined whether this work would be performed by subcontractors or employees. That determination can only be made after several months of operations when the cash flow of the company can be accurately estimated.

The charter ownership program will be designed to allow our customers to purchase and own a yacht cared for and chartered by us in exchange for a 50-50 revenue sharing agreement. This program will be designed to generate for a customer all the pride of yacht ownership and all the joys of sailing without the usual hassle and expense. The program will be designed so that a customer, based upon approved financing, can purchase a beautiful sailing yacht after which Southwest will charter and maintain the yacht and pay 100% of the operating and maintenance expenses; the customer will earn income every month from our revenue sharing program wherein 50% of the revenues from chartering will go to us and 50% to the customer; and the yacht will be professionally managed and marketed by us. We do not, however, intend to engage in the business of yacht brokering or yacht financing.. Instead, we intend to obtain these services from banks that finance marine purchases, professional brokers and sales outlets. As of the date of this prospectus we have not made any arrangements with any bank, yacht dealer or broker to provide yachts for this program and there can be no assurance that yachts will be available for this program in the future. When such contacts are made, however, we do not intend to charge any fees for these services.


     The details of the yacht  ownership  program  will  include the  following.
Sailing: Sail up to eight weeks each calendar year of a six year program. That's up to 48 weeks for the customer to enjoy their yacht along the coast of the western United States. Income: The owner will receive monthly revenue depending upon the amount of time the yacht is chartered for use. Operating Expenses: The owner will pay no expenses except payments on the yacht itself and for consumables when the customer sails the yacht. Maintenance: The yacht will be maintained to the most rigorous standards in the industry, a program of meticulous care in accordance with manufacturer ownership manuals. Financing:

     Based on conventional financing with 25% down over 15 years, it is anticipated that revenue from the program will exceed the monthly mortgage payment. For instance, Ultimately, we intend to offer lease options and short term loans for the down payment. Duration: a six season program. Ultimately we intend to offer shorter programs as our results of operations permit. Extension:
We will also offer an extension of the management program for up to three additional years. Roll-over:

We also intend to offer an up-front guaranteed trade value for the yacht at the conclusion of the program if the customer's long-term plan includes a commitment to buy their next yacht through our program.

We intend to use subcontractors on a per job basis for various services that we provide. Those subcontractors will be paid by us when we are paid by the client. Subcontractors for our charter services may include, but will not be limited to, the following: captains, deckhands, stewards, cooks, caterers, entertainment, and bartenders. Other subcontractors that we may use will include yacht repair persons and skilled electronics installers.

We intend to be a professional source that the yacht owner or enthusiast will utilize for all their yachting requirements, including acquisition through our charter ownership program or providing consulting services for yacht purchases, overseeing delivery to a foreign destination, recruiting captain and crew, procuring and supervising quality subcontract repairs and routine maintenance, and providing yacht charter cruises. We intend to provide high quality customer service, which we hope will result in repeat and referral business.


In order to provide the above services, we need to develop our website. We also intend to establish relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. Our office facilities are located in San Diego, California, giving us a presence inthe Sourthern California market. . We also intend to expand and conduct operations in other California cities such as Newport Beach, Long Beach, Los Angeles, Santa Barbara, Alameda and San Francisco. Ultimately we intend to expand our operations to Oregon, Washington and Hawaii.


We anticipate that we will develop our website so that it will function as a means for clients to access our range of services and communicate with us. In California, the chief means of contact will be in person, by mail, e-mail, phone or fax, although we anticipate that a significant portion of our business will be conducted away from the office or at the client's location. We believe that we must be accessible via multiple types of communication systems, such as cellular phone and email, so that prospects and clients can always reach us.

We anticipate that we will rely upon effective business systems to grow our business. We intend to develop an information database to capture client data for future business development, which will cue our management follow-up calls to brokers and clients for a regular check up to ensure they are satisfied with current services. As with many other luxury purchases, luxury yacht purchases are often cyclical with some clients upgrading to new models every 2 or 3 years. We hope to serve these clients in making these upgrade purchases. However, we expect that other clients will maintain their original yacht, but make use of relevant maintenance services through us.

Our business, as well as the entire recreational boating industry, is highly seasonal, with seasonality varying in different geographic markets. We expect to realize significantly lower sales and operations in winter months in climates that are characterized by cold temperatures or severe weather. However, we anticipate activity to generally fluctuate with seasonal changes. Our business could become substantially more seasonal as we expand operations into colder regions of the United States. In addition, weather conditions adversely impact our operating results. For example, drought conditions, reduced rainfall levels, and excessive rain may force boating areas to close or render boating dangerous or inconvenient, thereby curtailing customer demand for our products. In addition, unseasonably cool weather and prolonged winter conditions may lead to shorter selling seasons in certain locations. Hurricanes and other storms could result in the disruption of our proposed Caribbean operations or damage to our proposed boat inventories and facilities. As a result, our operating results in some future quarters could be below our expectations.

Our website will be designed to display contact information and provide a general description of the services that we provide as well as links to resources of interest to yacht owners. We believe that there is a need in the yacht industry for clients to obtain timely and comprehensive services. We hope to fulfill this need by means of our website, which we intend to further develop to provide one-stop shopping and support for clients and prospective clients.

Marketing Strategy. We intend to serve the west coast high-end luxury yachting market through relationship marketing and our website. We will begin by providing service in the San Diego region, central to the southern California yacht market, by approaching existing yacht owners to act as charter agents. Yacht services such as care-taking or maintenance, making travel arrangements and brokering captains and crew, yacht delivery world-wide, yacht sales and general yachting related services will be provided initially in San Diego, Orange, and Los Angeles counties. We intend to be competitive in price to satisfy those clients who are price shoppers. However, we intend to provide high quality services, which we believe will attract loyal clients for whom price will be a secondary consideration. We will promote our services primarily by means of our website, but also by relationship-building with yacht brokers, articles and advertisements in trade publications such as Yachts International, duPont Registry, Yachting, Yachting World, Sea Magazine and Sail, Sailing, Ocean Navigator, The Practical Sailer, as well as by reputation and word-of-mouth. Our objective is to establish our reputation of providing preeminent services to luxury yacht owners and users of yacht services initially in San Diego, Orange and Los Angeles counties. Our strategy is to provide clients with exceptional personal service and access to products and services. Key elements of our strategy include cultivating relationships with existing and potential clients; cultivating relationships with third party providers of maintenance and repair products and services; promoting our website and expand its capabilities; and expanding operations in the southern California and throughout the west coast.

Competition. The market for luxury yacht sales and services is very competitive. We compete primarily with single-location boat dealers and yacht brokers with respect to brokering sales or providing consulting services for yacht purchases and overseeing delivery to a foreign destination. We also compete with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants with respect to sales of marine parts, accessories, services and equipment.

We also compete with other providers of yacht charter services and with cruise ship lines and other forms of vacation choices and types of recreation. In addition, several of our competitors, especially those selling marine equipment and accessories, are large international, national or regional businesses that have substantial financial, marketing, and other resources. Private boat charters are additional competition.

Additionally, the market for similar products and services offered over the Internet is highly competitive. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. Our yacht purchasing and maintenance services compete against a variety of Internet and traditional boat and other recreational equipment purchasing services as well as boat manufacturers, yacht brokers and yacht maintenance companies. Therefore, the competitive factors faced by both Internet commerce companies as well as traditional, offline companies within the boating equipment and service industries affect us. To compete successfully in the marketplace as an Internet-based commercial entity, we must significantly increase awareness of our services and brand name.

We anticipate we will compete with other entities which maintain similar commercial websites including buymarine.com, yachtworld.com, boating.com, boattraderonline.com, boatowners.com and boat-yachts.com. In addition, all major cruise companies, yacht manufacturers and other boating industry players have their own websites and many have recently launched or announced plans to launch online buying services. For example, Campers & Nicholsons, or C&N, which is based overseas with a long-established history and reputation, uses traditional means such as relying on referrals, direct mail and high-end catalogue to generate leads. However, C&N also has a website, cnconnect.com, but mostly relies upon this means of communication to generate calls to brokers. On the other hand, Yachtstore generates the majority of its business from its website, where a buyer can conduct transactions from yacht purchases to charter arrangements without speaking to a live broker. We also compete with yacht charter or maintenance companies, as well as yacht manufacturers and dealers. Such companies may already maintain or may introduce websites which compete with ours.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for yacht sales, service or charters, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

     Intellectual Property. We do not presently own any patents, trademarks, copyrights, licenses, concessions or royalties.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation. Yacht maintenance and charter operations are subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. For example, broker services require sales licenses in most states, and boats under charter must adhere to U.S. Coast Guard standards, including safety regulations such as those for life-saving equipment, and are subject to various vessel inspection and testing requirements. Also, vessel manufacturers must certify yachts and all recreational powerboats sold in the U.S. meet U.S. Coast Guard standards. These certifications specify standards for the design and construction of yachts and other powerboats. In addition, yacht safety is subject to federal regulation under the Boat Safety Act of 1971. The Boat Safety Act requires boat manufacturers to recall products for replacement of parts or components that have demonstrated defects affecting safety. In addition, boats manufactured for sale in other countries must be certified to meet standards in those jurisdictions.

Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could hinder our ability to generate revenues. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known, their adoption and enforcement could significant reduce our revenues. Changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also could influence consumers' decisions to purchase products we offer and could have a negative effect on our sales. For example, during 1991 and 1992, the federal government imposed a luxury tax on new recreational boats with sales prices in excess of $100,000, which coincided with a sharp decline in boating industry sales from the late 1980s compared to 1992.

Our business or that of our subcontractors may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Accordingly, we could be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards.

In particular, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA or Superfund, imposes joint, strict, and several liability on owners or operators of facilities at, from, or to which a release of hazardous substances has occurred; parties who generated hazardous substances that were released at such facilities; and parties who transported or arranged for the transportation of hazardous substances to such facilities.

A majority of states have adopted Superfund statutes comparable to and, in some cases, more stringent than CERCLA. In addition, operations conducted on waterways are subject to federal or state laws regulating navigable waters

(including oil pollution prevention), fish and wildlife, and other matters.

Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of the date of this prospectus, we employ one part time employee. We anticipate that we will not hire any additional employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

     Facilities. Our executive, administrative and operating offices are located at 3862 Riviera Drive, Suite 401, San Diego, California 92109.

Description of Property


Property held by us. As of the date of this prospectus we did not own any property. We have, however, entered into lease purchase agreement for our first yacht.


Our Facilities. Our executive, administrative and operating office is approximately 150 square feet and is located in the personal residence of Mr. Kaeder, our president director. We have complete ownership of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Mr. Kaeder currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Kaeder does not expect to be paid or reimbursed for providing office facilities. Our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $500 per month. That amount will be included in the financial statements as additional capital contribution by Mr. Kaeder.

Certain Relationships and Related Transactions

In connection with the organization of Southwest, and prior to any stock splits, the founding shareholder of our company loaned $500 cash to the company in exchange for which he was issued 5,000,000 shares of common stock on May 1, 2002. Prior to any other offering we conducted a four for one forward split of its common stock such that the 5,000,000 outstanding shares became 20,000,000 outstanding shares. On July 1, 2002, our founder sold 6,666,666 of these shares to Jon Lindquist in exchange for $1,666.66. Also on July 1, 2001, he sold 6,666,666 of these shares to Konane Cramer in exchange for $1,666.66. From July

15, 2002 to August 22, 2002 Southwest conducted a private offering of its securities in which 6,670,000 shares of common stock were sold for total proceeds of $124,500. This offering is for 6,670,000 shares of post split common stock.


We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided by him, and facilities to be provided by him, will be available for any specific length of time in the future. Mr. Kaeder anticipates initially devoting 20 hours per week of time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Kaeder is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with additional employees will be determined if and when such arrangements become necessary.

Market for Common Equity and Related Stockholder Matters


Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. Further, we are not currently required to file reports with the Securities And Exchange Commision under the Securities Exchange Act of 1934 although we intend to voluntarily file such reports within 90 days of the approval of this prospectus. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.


When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of the date of this prospectus, there were 107 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors in accordance with California law.

     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                                 LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Erin Kirkpatrick, Attorney at Law, 440 West C Street, Suite 120, San Diego, California.

                                                    EXPERTS

Our financial statements appearing in this prospectus which is part of a Registration Statement have been audited by Seigal Smith, LLP and are included in reliance upon such reports given upon their authority as experts in accounting and auditing.


                                CHANGES IN ACCOUNTANTS AND FINANCIAL DISCLOSURE

         On December 15, 2002 the corporation retained a new auditing firm in place of its existing auditor, Siegal Smith, which resigned in November of 2002. The purpose of the resignation was that Siegal Smith, a partnership, was dissolved. In addition, the individual accountant from that firm who performed the audit for the corporation, David Smith, changed his professional emphasis from auditing financial statements to the preparation of income tax returns and thereon declined to perform any further auditing services for Southwest or any other corporation.
         The name of the new auditing firm is Amissano Hanson. In accordance with Rule 304 of Regulation SB, Siegal Smith's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. The change in the principal accountant was recommended by the corporation's board of directors.
         There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
         The former accountant had not advised the corporation that: internal controls necessary to develop reliable financial statements did not exist; or information had come to the attention of the former accountant which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or the scope of the audit should be expanded significantly, or information had come to the accountant's attention that the accountant had concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal.
         Furthermore, the corporation did not consult with the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements and either written or oral advice was provided that was an important factor considered by the small business issuer in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in Rule 304(a)(1)(4).
         Finally, the corporation requested that the new accountant review the disclosure required by Rule 304 before it was filed with the Securities And Exchange Commission and provided the new accountant the opportunity to furnish the corporation with a letter addressed to the Securities And Exchange Commission containing any new information, clarification of the corporation's expression of its views, or the respects in which it does not agree with the statements made in response to Rule 304 by the corporation. The letter is be filed as an exhibit to the registration statement containing the disclosure required by the Rule 304.


                                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                            SOUTHWEST CHARTERS, INC.
                          [A Development Stage Company]
                              FINANCIAL STATEMENTS

                                    CONTENTS

                              FINANCIAL STATEMENTS

                                    CONTENTS



                                                                      Page

Independent Auditors' Report.......................                   F-1

Balance Sheet......................................                   F-2

Statement of Operations, for the period from                          F-3
   inception on May 15, 2001 to May 30, 2002

Statement of Cash Flows, for the period from                          F-4
   inception May 15, 2001 to May 30, 2002

Statement of Stockholders' Equity, from inception                     F-5
   on May 15, 2001 to May 30, 2002

Notes to Financial Statements......................                 F-6-9

Balance Sheet......................................                   F-10

Statement of Operations, for the period from                          F-11
   inception on May 15, 2001 to September 30, 2002

Statement of Cash Flows, for the period from                          F-12
   inception May 15, 2001 to September 30, 2002

Statement of Stockholders' Equity, from inception                     F-13
   on May 15, 2001 to September 30, 2002

Notes to Financial Statements......................                F-13-15

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                                                       35

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholder
Southwest Charters, Inc.

We have audited the accompanying balance sheet of southwest Charters, Inc. (a development stage company) as of May 31, 2002 and the related statement of operations, shareholders' equity (deficit) and cash flows for the period from inception (May 16, 2001) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Charters, Inc. as May 31, 2001, and the results of operations and their cash flows for the period from inception (May 16, 2001) to May 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company cannot successfully implement its operating plan without raising additional capital. This condition raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SIEGEL SMITH, LLP
Certified Public Accountants

Solana Beach, California
June 14, 2002

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                                  Balance Sheet
               From Inception, May 16, 2001 through May 31, 2002

ASSETS



Current Assets
         Cash                                               $       500

            Total current assets                                    500

Fixed Assets

              Total Assets                                 $        500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


Current Liabilities
         Note payable (related party)                     $       500
         Accrued liabilities                                   (3,850)

           Total current liabilities                           (4,350)

Long Term Liabilities

Stockholders' Equity (Deficit)
         Common stock                                          (2,500)
         Accumulated deficit during
         development stage                                     (6,350)

           Total stockholders' deficit                         (3,850)

            Total Liabilities and Stockholders'
                           (Deficit)                       $       500

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                                Income Statement
               From Inception, May 16, 2001 through May 31, 2002



Revenue                                              $               0

Expenses
         General and administrative expenses                     6,350

              Net Loss from Operations                          (6,350)



Income Tax Expense

                                               Net Loss $ (6,350)

                                            SOUTHWEST CHARTERS, INC.
                                         (A Development Stage Company)


                             Statement of Cash Flows
                From Inception, May 16, 2001 through May 31, 2002

Cash Flows From Operating Activities
         Net Loss                                                  $    (6,350)

         Adjustments to reconcile net income to net cash provided by operating activities:
                  Non cash expenses                                       2,500
                  Changes in:
                  Accrued liabilities                                     3,850

Net Cash Used in Operating Activities                                       0

Cash Flows from Investing Activities                                        0

Net Cash Used by Investing Activities                                       0

Cash Flows from Financing Activities
                  Note proceeds                                            500

Net Cash Provided by Financing Activities                                 500

                  Net Increase in Cash                                    500

         "Cash, beginning of the year"                                      0

         "Cash, May 31"                                       $           500

Supplemental Non Cash Investing and Financing Activities:
The Company issued 5,000,000 founder shares to the Incorporator for the establishment of the Company.
The value was $2,500.



Supplemental Information:
Interest paid $ 0 Taxes pai $ 0

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
             Statement of Changes in Stockholder's Equity (Deficit)
                From Inception, May 16, 2001 through May 31, 2002



                                         Common Stock              Accumulated
Date              Description         Shares        Amount   Deficit  Total
May 25, 2001      Shares issued       5,000,000    $2,500   $$2,500

May 31, 2002      Net loss                                   (6,350)  (6,350)
Total                                 5,000,000    $2,500   $(6,350) $(3,850)

                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2002

1. Organization and summary of significant accounting policies Organization Southwest Charters, Inc. formerly Accumasters.com, Inc. (the "Company"), a California corporation, was formed on May 16, 2001. The Company was originally organized to conduct any business allowed by the California Corporation statute. In May 2002 the Company adopted a business plan to purchase a sailboat and place the boat in a charter fleet. The Company has not commenced these operations and, therefore, is considered to be in the development stage.

Accounting Method
The Company records income and expenses on the accrual method.

                                                Fiscal Year End
The Company's year-end is May 31.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with SFAS 109, Accounting for Income Taxes.

Cash and Cash Equivalents
The Company considers all liquid investments with the maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Comprehensive Income
The Company has adopted SFAS 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive loss and its components in the financial statements. To date, the Company's comprehensive loss equals its net loss.

Reportable Operating Segments
SFAS 131, Segment Information, amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance. The Company intends to operate one business and operating segment.

     New Accounting Pronouncements In December 1999, the Staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company will be required to adopt SAB 101 by the fourth quarter of fiscal 2001. Upon commencement of operations, the Company intends to adopt the revenue recognition practices to conform to SAB No. 101. Furthermore, the Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operation.

In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company does not expect any impact from the adoption of this statement on the Company's financial position, results of operations or cash flows.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), Reporting on the Costs of Start-Up Activities. SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has not yet begun operations, all costs associated with start-up activities are expensed as incurred.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific costs and amortization of such costs. The company intends to implement SOP 98-1 when operations commence and anticipates no impact on the Company's financial position or results of operations.

2. Shareholders' equity Preferred stock The Company has authorized 10,000,000 of no par preferred stock. As of May 31, 2002 there were no shares issued and outstanding.

Common stock
The Company has authorized 100,000,000 of no par common stock. On May 25, 2001 the Company issued 5,000,000 shares, of stock to the original incorporator, (Note 5).

3. Commitments The Company has made no material commitments.

4. Notes Payable The Company has opened a bank account with a loan from the Company's sole shareholder, founder and director. The loan is dated May 28, 2002 is due on demand and is unsecured. The loan bears interest at ten percent (10.0%) annually. Interest from the date of the note through May 31, 2002 was insignificant therefore no interest expense was recorded as of May 31, 2002 (See
Note 5).

5. Related Party The original incorporator of the Company received 5,000,000 shares of stock for his efforts in forming the Corporation and related start-up activities. The value assigned to these shares was $2,500.

The Company has opened a bank account with a $500 loan from the Company's sole shareholder, founder and director. Details of the note payable can be found in
Note 4 above.

The Company uses office space and the mailing address of the original incorporator and director, without charge, as its address of record. The cost associated with this through May 31, 2002 is minimal.

The original incorporator has made contributions of time to the Company without compensation for his efforts organizing the Company. The Company estimates the market value of the time and services contributed for administrative matters to be immaterial at May 31, 2002. In the future, this individual intends to contribute time and services to the Company without compensation. The Company intends to record the market value of these services when the time devoted becomes significant.

6. Provision for Income Taxes As of May 31, 2002, Southwest Charters, Inc. has a federal net operating loss carry forward of approximately $3,500. The net operating loss carry forward will expire in 2018 if not utilized. Utilization of the net operating loss and tax credit carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carry forwards before utilization.

Because the Company may not receive any benefit for its historical operating losses, , Inc. has provided a full valuation allowance against its deferred tax asset. Significant components of net deferred tax assets at December 31, 2000 consist of the following:



            Net operating loss carry forward..........................   $3,500
                                                                         ------

            Total deferred tax assets.................................      500

            Valuation allowance......................................      (500)
                                                                           -----

            Net deferred tax assets.................................   $     --
                                                                          ======
7.       Going concern


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has not been engaged in any significant organizational activities and has not begun operations. Through May 31, 2002, the Company had incurred losses of $6,350. Successful implementation of the Company's business plan is dependent upon obtaining financing in order to have the necessary resources to acquire inventory, develop a web site and develop a market for the Company's product. The Company's management believes that if the financing is not successful, the business plan will be seriously inhibited.





                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                             INTERIM BALANCE SHEETS
                       September 30, 2002 and May 31, 2002
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                                                               (Unaudited)         (Audited)
                                                                              September 30,         May 31,
                                                     ASSETS                       2002                2002
                                                     ------                       ----                ----
Current
   Cash                                                                     $         61,614    $            500
   Prepaid expenses - Note 6                                                           7,885                   -

                                                                                      69,499                 500
Yacht - Note 3
 (net of accumulated amortization of $1,482)                                         140,823                   -

                                                                            $        210,322    $            500

                                                   LIABILITIES
Current
   Accounts payable - Note 6                                                $         11,387    $          3,850
   Due to related party - Note 6                                                      33,833                 500
   Current portion of long-term debt - Note 3                                          2,578                   -

                                                                                      47,798               4,350
Long-term debt - Note 3                                                               65,461                   -

                                                                                     113,259               4,350

                                        STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, no par value
   10,000,000 shares authorized, none outstanding
Common stock, no par value
   100,000,000 shares authorized
   20,000,000 shares outstanding                                                       2,500               2,500
Stock subscriptions - Note 4                                                         124,400                   -
Deficit accumulated during the development stage                               (      29,837)      (       6,350)

                                                                                      97,063       (       3,850)

                                                                            $        210,322    $            500




                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
              for the four months ended September 30, 2002 and 2001
  and for the period May 16, 2001 (Date of Incorporation) to September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                                                                                 May 16, 2001
                                                                                               (Date of Incor-
                                                                 Four months ended               poration) to
                                                                   September 30,                September 30,
                                                              2002                2001               2002
                                                              ----                ----               ----
Expenses
  Amortization                                          $         1,482     $             -    $         1,482
  Insurance                                                         675                   -                675
  Interest on long-term debt                                        426                   -                426
  Moorage fees                                                      385                   -                385
  Office and miscellaneous                                        5,769                   -              6,119
  Professional fees                                              14,750               2,500             20,750

Net loss for the period                                 $  (     23,487)    $  (      2,500)   $  (     29,837)

Loss per share                                          $  (       0.00)    $  (       0.00)

Weighted-average number of shares outstanding                20,000,000          20,000,000




                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                    INTERIM STATEMENTS OF CASH FLOWS for the
                  four months ended September 30, 2002 and 2001
  and for the period May 16, 2001 (Date of Incorporation) to September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------

                                                                                                         May 16, 2001
                                                                                                       (Date of Incor-
                                                                         Four months ended               poration) to
                                                                           September 30,                September 30,
                                                                      2002               2001                2002
                                                                      ----               ----                ----
Operating Activities
  Net loss for the period                                      $  (       23,487) $  (        2,500)  $  (       29,837)
  Add items not involving cash:
   Amortization                                                            1,482                  -               1,482
   Professional fees - Note 5                                                  -              2,500               2,500
  Changes in non-cash working capital balances related   to
  operations
   Prepaid expenses                                                (       7,885)                 -       (       7,885)
   Accounts payable                                                        7,537                  -              11,387

                                                                   (      22,353)                 -       (      22,353)

Investing Activity
  Acquisition of yacht                                             (     108,972)                 -       (     108,972)

Financing Activities
  Due to related party                                                         -                  -                 500
  Long-term debt issued                                                   68,245                  -              68,245
  Repayment of long-term debt                                    (           206)                 -     (           206)
  Stock subscriptions received                                           124,400                  -             124,400

                                                                         192,439                  -             192,939

Increase in cash during the period                                        61,114                  -              61,614

Cash, beginning of period                                                    500                  -                   -

Cash, end of period                                            $          61,614  $               -   $          61,614

Supplementary disclosure of cash flow information: Cash paid for:
     Interest                                                  $               -  $               -   $               -

     Income taxes                                              $               -  $               -   $               -


Non-cash Transactions - Note 5




                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
                (DEFICIENCY) for the period May 16, 2001 (Date of
                      Incorporation) to September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                                                                             Deficit
                                                                                           Accumulated
                                                                              Stock         During the
                                                    Common Shares         Subscriptions    Development
                                             -----------------------------
                                             -----------------------------
                                               Number        Amount          Received         Stage            Total
                                               ------        ------          --------         -----            -----
Capital stock issued for cash - at $0.000125      20,000$000      2,500   $              $                $         2,500

Net loss for the period                                                                     (      2,500)    (      2,500)

Balance, May 31, 2001                             20,000,000      2,500                     (      2,500)

Net loss for the year ended May 31, 2002                                                    (      3,850)    (      3,850)

Balance, May 31, 2002                             20,000,000      2,500                     (      6,350)    (      3,850)

Stock subscriptions received                                                      124,400                         124,400

Net loss for the four months ended                                                          (     23,487)    (     23,487)
September 30, 2002

Balance, September 30, 2002                       20,000$000      2,500   $      124,400 $  (     29,837) $        97,063


The number of shares issued and outstanding has been restated to give retroactive effect for a stock split on a four for one basis approved by the shareholders.


                            SOUTHWEST CHARTERS, INC.
                          (A Development Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                               September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


Note 1        Interim Reporting

              While the information presented in the accompanying interim four months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company's May 31, 2002 annual financial statements.

Note 2        Continuance of Operations

              These financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The Company has accumulated losses of $29,696 since its commencement. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Note 3        Yacht and Long-term Debt

              Yacht

              During the four month period ended September 30, 2002, the Company entered into an agreement to acquire a yacht. The purchase price of $142,305 consisted of the following consideration:

                                  Cash                            $      40,727
                                  Long-term debt                         68,245
                                  Other - Note 5                         33,333

                                                                  $     142,305

              The yacht has an estimated useful life of 10 years and is being amortized on a straight-line basis over this period.

Note 3        Yacht and Long-term Debt - (cont'd)
              ------------------------

              Long-term Debt

                                                                               September 30,         May 31,
                                                                                    2002              2001
                                                                                    ----              ----
            Mortgage loan bearing interest at 7.49% per annum, repayable in blended monthly instalments of $632 to August 19, 2017. The Company has provided as security, the yacht and all related equipment with a carrying value of $140,823 and all insurance
            proceeds.                                                         $       68,039    $            -

            Less:  current portion                                                     2,578                 -

                                                                              $       65,461    $            -


              Principal repayments over the following five years are as follows:

                                      May 31, 2003                    $       1,697
                                      May 31, 2004                            2,710
                                      May 31, 2005                            2,920
                                      May 31, 2006                            3,146
                                      May 31, 2007                            3,390

                                                                      $      13,863


Note 4        Common Stock

              As at September 30, 2002, the Company has received $124,400 as subscriptions for 6,220,000 common shares at $0.02 per share pursuant to a registration statement.

Note 5        Non-cash Transactions

              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the cash flow statement.

              During the four month period ended September 30, 2001, the Company issued 5,000,000 founder shares (20,000,000 after the 4:1 stock split) to the incorporator for the establishment of the Company. The value attributed to these shares was $2,500.

Note 5        Non-cash Transactions - (cont'd)
              ---------------------

              During the four-month period ended September 30, 2002, the Company acquired a yacht. As part of the acquisition agreement, 1,666,667 shares were transferred from the sole director and significant shareholder of the Company to the vendor of the yacht. The value assigned to these shares was $0.02 per share or $33,333 in aggregate, which approximates their fair value.

              These transactions have been excluded from these statements of cash flows.

Note 6        Related Party Transactions - Note 5
              --------------------------

              During the period from May 16, 2001 (Date of Incorporation) to September 30, 2002, the Company incurred the following expenses charged by the sole director of the Company:

                                                                                                May 16, 2001
                                                                                               (Date of Incor-
                                                                Four months ended               poration) to
                                                                  September 30,                 September 30,
                                                             2002               2001                2002
                                                             ----               ----                ----

            Office and miscellaneous                   $ 5,000            $ -                $ 5,000
            Professional fees                           10,750              2,500             13,250

                                                       $ 15,750           $ 2,500            $ 18,250


              Included in due to related party is a $500 note payable (May 31, 2002: $Nil) due on demand to the Company's sole director. The amount is unsecured and bears interest at 10% per annum. The balance of $33,333 (May 31, 2002: $Nil) is unsecured, non-interest bearing and has no specific terms for repayment.

              Included in accounts payable is $8,250 (May 31, 2002: $Nil) due to the sole director of the Company.

              Included in prepaid expenses is $7,500 (May 31, 2002: $Nil) for services charged to the Company by the Company's sole director.

                                            SOUTHWEST CHARTERS, INC.

                                         [A Development Stage Company]


                                                6,670,000 Shares


                                                  Common Stock

                                                $0.10 Per Share


                                                   PROSPECTUS


                                            SOUTHWEST CHARTERS, INC.

                                               3862 Riviera Drive

                                                   Suite 401

                                              San Diego, CA 92109


                                            Telephone (858) 273-4701

                                                     , 2003

                                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or o for unlawful payments of dividends or unlawful stock purchase or redemption by us. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.



======================================== ==================== ===============
Registration Fees                        Approximately        $181.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately        $650.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately        $15,000.00
---------------------------------------- -------------------- ---------------
Printing Fees                            Approximately        $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately        $5,000.00
======================================== ==================== ===============



Recent Sales of Unregistered Securities


In connection with the organization of Southwest, and prior to any stock splits, the founding shareholder of our company loaned $500 cash to the company in exchange for which he was issued 5,000,000 shares of common stock on May 1, 2002. This sale was conducted pursuant to the exemption from registration provided for by Section 4(2) of the Securities Act of 1933. Prior to any other offering we conducted a four for one forward split of its common stock such that the 5,000,000 outstanding shares became 20,000,000 outstanding shares. On July 1, 2002, our founder sold 6,666,666 of these shares to Jon Lindquist in exchange for $1,666.66. Also on July 1, 2001, he sold 6,666,666 of these shares to Konane Cramer in exchange for $1,666.66. These sales were conducted pursuant to the exemptions from registration provided for by Sections 4(1) and 4(2) of the Securities Act of 1933. From July 15, 2002 to August 22, 2002 Southwest conducted a private offering of its securities in which 6,670,000 shares of common stock were sold for total proceeds of $124,500. These sales were conducted pursuant to the exemption from registration provided for by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated there under. In accordance with Rule 506, the securities were sold pursuant toa private placement memorandum with audited financial statements to a maximum of 35 unaccredited investors who warranted their suitability for the investment. The remaining investors are accredited. In addition, there was no general solicitation or advertising conducted in connection with these sales. Instead, all solicitations and sales were made to persons with pre-existing business and/or personal relationships with the corporation's control persons, Konane Cramer, Jon Lindquist and Kennan Kaeder. The company has retained copies of all subscription agreements and investment checks.



Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------


3.1           Articles of Incorporation*

3.2           Certificate of Amendment to Articles of Incorporation*

3.3           Bylaws*

4.1           Specimen Stock Certificate*


5.            Executed Opinion Re: Legality


10.1          Draft Charter Contract*

10.2          Lease-Purchase Agreement


23.1          Consent of Auditors


23.2          Consent of Counsel*

99.1          Letter from New Accountant
*Previously filed.



Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b),
Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Diego, State of California, on February 11, 2003.


Southwest Charters, Inc.,
a California corporation





/s/ Kennan Kaeder
--------------------------------------------
Kennan Kaeder
principal executive officer
president, director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:




/s/ Kennan Kaeder

--------------------------------------------             February 11, 2003

Kennan Kaeder

principal accounting officer

principal financial officer

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Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
------------


3.1           Articles of Incorporation*

3.2           Certificate of Amendment to Articles of Incorporation*

3.3           Bylaws*

4.1           Specimen Stock Certificate*


5.            Executed Opinion Re: Legality


10.1          Draft Charter Contract*

10.2          Lease-Purchase Agreement


23.1          Consent of Auditors


23.2          Consent of Counsel*

99.1     Letter from New Accountant

*Previously filed

                                                   Exhibit 5.1


                                                   Erin Kirkpatrick
                                            444 West "C" Street, Suite 120
                                              San Diego, California 92101
                                                Telephone 619-405-0711
                                                Facsimile 619-236-8182



February 11, 2003


Board of Directors
Southwest Charters, Inc.
3862 Riviera Drive
Suite 401
San Diego, Ca 92109

Re: Southwest Charters, Inc.
Registration Statement on Form SB-2

Dear Mssrs:

I have been retained by Southwest Charters, Inc. ("SOUTHWEST") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by SOUTHWEST with the Securities and Exchange Commission relating to the offering of 6,620,000 shares of common stock of SOUTHWEST. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with the request, we have examined the following:

1. Articles of Incorporation of SOUTHWEST;

2. Bylaws of SOUTHWEST;

3. The Registration Statement; and

4. Unanimous consent resolutions of SOUTHWEST's Board of Directors.


I have examined such other corporate records and documents and have made such other examinations as we have deemed relevant. Based on the above examination, I am of the opinion that the securities of SOUTHWEST to be registered pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of California.

I consent to this opinion being used in the Registration Statement as an exhibit as having rendered the foregoing opinion and as having represented SOUTHWEST in connection with the Registration Statement.


Sincerely,

/s/Erin Kirkpatrick
Erin Kirkpatrick

Exhibit 10.2
CONTRACT FOR LEASE, SALE AND PURCHASE OF YACHT

This contract for sale and purchase, hereinafter referred to as "Contract" or "Agreement", is executed this 19th day of August, 2002, by and between Mark B Reynolds and Julia I Reynolds, hereinafter referred to as "Seller-Lessor", and Southwest Charters, Inc., hereinafter referred to as "Buyer".

WITNESSETH:

WHEREAS, Seller-Lessor is the owner of Seller-Lessor's property, situated and located in San Diego County, State of California, more particularly described in Exhibit "A" attached hereto and made a part hereof, hereinafter referred to as the "Property"; and WHEREAS, Buyer desires to purchase Seller-Lessor's property and Seller-Lessor desires to sell said property to Buyer;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller-Lessor agrees to sell and the Buyer agrees to buy the "Property" upon the following terms and conditions.

     1. PURCHASE PRICE AND METHOD OF PAYMENT. Buyer shall pay and Seller-Lessor shall accept the purchase price for the property in the manner of payment therefor set forth in Exhibit "B" attached hereto and made a part hereof.

     1a. LEASE PAYMENT. Until such time as the purchase price has been paid in full, Buyer shall be entitled to lease the property in exchange for the transfer of 1,666,667 shares of common stock of the Buyer previous issued to Kennan E. Kaeder.

2. CLOSING. The closing of the transactions contemplated by this agreement, hereinafter referred to as "The Closing", shall be held at the office of Buyer, or at such other place, date and time as the parties hereto may otherwise agree (such date to be referred to in this agreement as the "Closing Date").

3. REPRESENTATIONS AND WARRANTIES OF SELLER-LESSOR. Seller-Lessor represents and warrants to Buyer the correctness, truthfulness and accuracy of the matters shown on Exhibit "C" attached hereto, all of which shall survive closing. In addition, Seller-Lessor represents and warrants to Buyer that the documents enumerated in Exhibit "D" attached hereto and made a part hereof, are true, authentic and correct copies of the original, or, if appropriate, the originals themselves, and no alterations or modifications thereof have been made.

     4. REPRESENTATIONS AND WARRANTIES. Buyer and Seller-Lessor hereby represent and warrant the following:

     a. Brokers. There has been no act or omission by Buyer or Seller-Lessor which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

     5. TRANSACTIONS PRIOR TO CLOSING. Seller-Lessor hereby covenants the following:

a. Conduct of Seller-Lessor's Business Until Closing. Except as Buyer may otherwise consent in writing prior to the Closing Date, Seller-Lessor will not enter into any transaction, take any action or fail to take any action which would result in, or could reasonably be expected to result in or cause any of the representations and warranties of Seller-Lessor contained in this Agreement to be void, invalid or false on the Closing Date.

     b. Transfers. Seller-Lessor shall deliver to Buyer prior to the Closing Date, such transfers as Buyer shall indicate, each such transfer to be effective on the Closing Date.

c. Satisfactions. Seller-Lessor shall deliver to Buyer on the Closing Date a satisfaction of any encumbrance or lien on the property satisfactory in form and substance to the Buyer indicating that the then outstanding unpaid principal balance of any promissory note secured thereby has been paid in full prior to or simultaneously with the closing.

d. Advice of Changes. Between the date hereof and the Closing Date, Seller-Lessor will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement.

     e. Documents. Seller-Lessor shall deliver to Buyer at closing such documents which are, in Buyer's sole discretion, necessary to fully satisfy the objectives of this Agreement in content and form reasonably intended to do so.

     6. EXPENSES. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants.

7.  GENERAL.

a. Survival of Representations and Warranties. Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this Agreement shall survive the Closing Date and terminate on the second anniversary of such date. Except as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered by Seller-Lessor to Buyer in connection herewith, there are no other agreements, representations, warranties, or covenants by or among the parties hereto with respect to the subject matter hereof.

b. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

c. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid, To Seller-Lessor:

3160 Meadow Grove
San Diego, Ca 92110

To Buyer:
3862 Riviera Drive
#401
San Diego, Ca 92109

or to such other address as such party shall have specified by notice in writing to the other party.

     d. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

e. Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in San Diego County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

f. Conditions Precedent. The Conditions Precedent to the enforceability of this Agreement are outlined more fully in Exhibit "E", attached hereto and made a part hereof. In the event that said Conditions Precedent are not fulfilled by the appropriate dates thereof, then this Agreement shall be deemed null and void and any deposits paid at said time shall be returned to the Buyer forthwith.

     g. Captions. The Captions of this contract are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this contract, or the intent of any provisions hereof.

     h. Typewritten or Handwritten Provisions. Hand-written provisions inserted in this contract and typewritten provisions initialed by both parties shall control over the typewritten provisions in conflict therewith.

     i. Time of the Essence. Time and timely performance are of the essence of this contract and of the covenants and provisions hereunder.

j. Successors and Assigns. Rights and obligations created by this contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

k. Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

l. Extraordinary Remedies. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

     8. AMENDMENTS OR ADDENDA. All amendments, addenda, modifications, or changes to this contract are shown on Exhibit "F", attached hereto and made a part hereof.

     9. INITIALS AND EXHIBITS. This contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller-Lessor and their initials affixed to each page of the exhibits attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal of the Secretary of the Corporate party hereto, if any, all on the date and year first above written.

Signed, sealed and deliveredin the presence of:

SELLER-LESSOR:

/s/ Mark B. Reynolds
Mark B. Reynolds

/s/ Julia I Reynolds
Julia I Reynodls

BUYER

(CORPORATE SEAL)  (CORPORATE NAME)

BY:

/s/ Kennan E. Kaeder
Kennan E. Kaeder


EXHIBIT "A"
PROPERTY DESCRIPTION

  All interests associated with or relating to that certain vessel named "U Baby", hull identification number HUN34449F001 located at Marina Cortez in San Diego, California, including, but not limited to improvements, inventory, fixtures, and any and all other items normally considered and commonly referred to as part of the vessel.


EXHIBIT "B"

AMOUNT AND PAYMENT OF PURCHASE PRICE

a. CONSIDERATION As total consideration for the purchase and sale of the property, the Buyer shall assume all payments owed by the Seller-Lessor for the vessel, such total consideration to be referred to in this Agreement as the "Purchase Price".

     b. PAYMENT. The Purchase Price shall be paid as it comes due and owing to Seller-Lessors.

EXHIBIT "C"
REPRESENTATIONS AND WARRANTIES OF SELLER-LESSOR

a. Authority Relative to this Agreement. Except as otherwise stated herein, the Seller-Lessor has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the Seller-Lessor to make this Agreement valid and binding upon Seller-Lessor and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller-Lessor will not (i) constitute a breach or a violation of the Corporation's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound; (ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties is bound or affected; or (iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

b. Tax Matters. The Seller-Lessor has timely prepared and filed all federal, state and local tax returns and reports as are and have been required to be filed and all taxes shown thereon to be due have been paid in full, including but not limited to, sales tax, withholding tax and all other taxes of every nature.



     c. Properties. The Selle properties and assets as s and assets will be subject or charge, secured or unse Seller-Lessor has or will compensation and utilitiesr Lessor has good and merchantable title to all of its properties and assets which are those e out in Exhibit "A" annexed hereto and made a part hereof. At Closing, such properties d. Compliance with Applic -o no mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance to those assets and properctred, except for those taxes which shall be pro-rated as of the date of Closing. effect on the date of thispty all debts incurred by it up to the date of occupancy by Buyer including all employee .u e. Documents for Review. a copies of the originals, oa le Laws. None of the Seller-Lessor's actions in transferring good and merchantable title have been made. t es set out in Exhibit "A" are prohibited by or have violated or will violate any law in bgreement or on the date of closing. EXHIBIT "D" i DOCUMENTS FOR REVIEW Ahe Seller-Lessor's documents enumerated in Exhibit "D" are true, authentic, and correct r as appropriate, the originals themselves, and no alterations and modifications thereof i. Certificate of Docum T ii. First Preferred Ship , iii. Bill of Sale iv. First New England Fi v. Cover Letter for pay e tation ortgage Agreement EXHIBIT "E" n CONDITIONS PRECEDENT nMncial Loan Closing Statement m nt of sales tax a. Buyer obtaining the fu a Seller-Lessor and the vess e



     l transfer and assumption of the purchase interest and currently in force between e 's seller. l l



Terry Amisano Ltd.       Amisano Hanson
Kevin Hanson, CA  Chartered Accountants

January 7, 2003

Securities and Exchange Commission
450  5th Street, NW
Washington, DC
USA  20549

Re:               Southwest Charters, Inc. (the "Corporation")

     We have been furnished with a copy of the Regulation SB Rule 304 Disclosure regarding change in Auditors of Form SB-2 of Southwest Charters, Inc. set forth in Amendment No. 1 to the registration statement.

We agree with the statements made in response to Rule 304 by the Corporation.

Yours truly,

/s/ Amisano Hanson
Amisano Hanson
























Exhibit 99.1



TERRY AMISANO LTD.       AMISANO HANSON
KEVIN HANSON, CA  CHARTERED ACCOUNTANTS


January 7, 2003

Securities and Exchange Commission
450  5th Street, NW
Washington, DC
USA  20549

Re:               Southwest Charters, Inc. (the "Corporation")

We have been furnished with a copy of the Regulation SB Rule 304 Disclosure regarding change in Auditors of Form SB-2 of Southwest Charters, Inc. set forth in Amendment No. 1 to the registration statement.

We agree with the statements made in response to Rule 304 by the Corporation.

Yours truly,

/s/ Amisano Hanson
"Amisano Hanson"